Exhibit 99.1

Cotiviti Announces Fourth Quarter and Full Year 2016 Results

From the prior year period:

•	Fourth quarter revenue up 11% to $167.9 million; full-year revenue up 15% to $625.2 million
•	Fourth quarter net income up 175% to $25.3 million; full-year net income up 252% to $48.9 million
•	Fourth quarter net income per diluted share of $0.27; full-year net income per diluted share of $0.55
•	Fourth quarter non-GAAP adjusted net income(1) per diluted share of $0.39; full-year non-GAAP adjusted net income(1) per diluted share of $1.40
•	Fourth quarter non-GAAP adjusted EBITDA(1) up 14% to $64.4 million; full-year non-GAAP adjusted EBITDA(1) up 18% to $239.7 million

Atlanta, GA, February 22, 2017. (BUSINESS WIRE) - Cotiviti Holdings Inc. (NYSE:COTV) (“Cotiviti”), a leading provider of analytics-driven payment accuracy solutions primarily focused on the healthcare industry, today announced financial results for the three months and year ended December 31, 2016.  The Company will host a conference call on February 23, 2017 at 8:30 a.m. Eastern Time to discuss results.

“2016 was a milestone year for Cotiviti and we are extremely pleased with our continued demonstrated ability to deliver significant value to our clients and generate strong financial results,” said Doug Williams, Chief Executive Officer.   “Specifically this year, we delivered a record $3.7 billion in savings to our commercial healthcare and retail clients.  In turn, we grew our total revenue 15% to $625.2 million and adjusted EBITDA 18% to $239.7 million.”

“The strategic investments we made to enhance our technology and analytics capabilities resulted in strengthened client relationships and an increase in the value we delivered to them,” continued Williams.  “We also expanded the number of clients we serve to include 20 of the 25 largest health plans.  Our demonstrated ability to expand client engagements through cross-selling and broadening adoption of our solutions, and to add new clients to our roster is a key part of Cotiviti’s success in generating predictable, ongoing revenue growth.   Cotiviti is well-positioned to adapt, innovate and succeed. ”

“As a result of our strong EBITDA growth,  cash flow generation, and the successful debt refinancing we completed in the third quarter of 2016, we were able to further reduce our net debt leverage ratio to 2.9 times as of December 31, 2016 from 3.3 times as of September 30 creating additional flexibility and strength to our balance sheet,” said Steve Senneff, Chief Financial Officer.  “As we continue to grow our top line and expand margins, we expect to continue to de-lever naturally.  We plan to deploy excess capital to invest in innovation and new solutions to fuel organic growth, as well as to consider any potential strategic additions to strengthen our portfolio.”

Fourth Quarter 2016 Financial Results

•

Total revenue for the quarter increased 11% to $167.9 million, compared to $151.5 million in the fourth quarter a year ago. Revenue growth was driven by a 14% increase to $148.4 million in the Healthcare segment, with the Global Retail and Other segment contributing $19.5 million, a decrease of 8% compared to the same period a year ago. Healthcare revenue was favorably impacted in the quarter by an increase in volume and expanded adoption of our solutions within existing healthcare clients. The decline in retail was primarily driven by a difficult comparison to the year ago quarter in which we experienced the highest, single claim savings amount for a client in the history of the company.
•

Net income increased 175% to $25.3 million, or $0.27 per diluted share for the fourth quarter, compared to a $9.2 million in the prior year quarter, or $0.12 per diluted share.  The increase was driven by revenue growth and lower interest expense.

•	Non-GAAP Adjusted EBITDA for the quarter increased 14% to $64.4 million, compared to $56.4 million for the quarter a year ago.
•	Non-GAAP Adjusted Net Income for the quarter increased 51% to $37.2 million, or $0.39 per diluted share, compared to $24.7 million, or $0.32 per diluted share a year ago.

Full-Year 2016 Financial Results

•

Total revenue for the full-year 2016 increased 15% to $625.2 million, compared to $541.3 million for the full-year 2015. Revenue growth was driven by an 18% increase in the Healthcare segment to $552.0 million, with the Global Retail and Other segment contributing $73.1 million, essentially flat from year ended 2015 excluding the foreign exchange impact.

•	Net income increased 252% to $48.9 million, or $0.55 per diluted share for the year-ended 2016, compared to a $13.9 million in the prior year, or $0.18 per diluted share.
•	Non-GAAP Adjusted EBITDA increased 18% to $239.7 million, compared to $203.4 million for the same period a year ago.
•	Non-GAAP Adjusted Net Income increased 34% to $124.3 million, or $1.40 per diluted share, compared to $92.7 million, or $1.19 per diluted share in 2015.

Guidance

Cotiviti is providing full-year 2017 guidance as follows:

•	Total revenue in a range of $688 - $700 million
•	Adjusted EBITDA in a range of $266 - $272 million, and
•	Fully diluted weighted average shares of approximately 97 million.

(1) Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per Share are non-GAAP financial measures.  For an explanation of these as measures of the Company’s operating performance, refer to the reconciliation in “Non-GAAP Financial Measures.”

Conference Call Information

To participate in the conference call, domestic callers can dial (877) 883-0383 and international callers can dial (412) 902-6506 and provide the following conference passcode: 3271911.  The call will also be webcast and be accessible on the Investor page of Cotiviti’s website at http://investors.cotiviti.com.

Supplemental Financial Information

Supplemental financial information that is not part of this press release is available on the Investor page of Cotiviti’s website at http://investors.cotiviti.com.

About Cotiviti

Cotiviti is a leading payment accuracy provider that helps healthcare payers and retailers achieve their business objectives by unlocking value from the incongruities the company discovers in the complex interactions customers have with stakeholders. Cotiviti helps clients capture over $3.5 billion annually through improved payment accuracy. Cotiviti provides services to twenty of the top twenty-five U.S. healthcare payers and eight of the top ten U.S. retailers.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words.

The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. These statements are not guarantees of performance or results. These assumptions and our future performance or results involve risks and uncertainties (many of which are beyond our control). Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following: our inability to successfully leverage our existing client base by expanding the volume of claims reviewed and cross-selling additional solutions; improvements to healthcare claims and retail billing processes reducing the demand for our solutions or rendering our solutions unnecessary; healthcare spending fluctuations; our clients declining to renew their agreements with us or renewing at lower performance fee levels; inability to develop new clients; delays in implementing our solutions; system interruptions or failures, including cyber-security breaches, identity theft or other disruptions that could compromise our information; our failure to innovate and develop new solutions for our clients; our failure to comply with applicable privacy, security and data laws, regulations and standards; changes in regulations governing healthcare administration and policies, including governmental restrictions on the outsourcing of functions such as those that we provide; loss of a large client; consolidation among healthcare payers or retailers; slow development of the healthcare payment accuracy market; negative publicity concerning the healthcare payment industry or patient confidentiality and privacy; significant competition for our solutions; our inability to protect our intellectual property rights, proprietary technology, information, processes and know-how; compliance with current and future regulatory requirements; declines in contracts awarded through competitive bidding or our inability to re-procure contracts through the competitive bidding process; our failure to accurately estimate the factors upon which we base our contract pricing; our inability to manage our growth; our inability to successfully integrate and realize synergies from the merger of Connolly Superholdings, Inc. and iHealth Technologies, Inc. in May 2014 or any future acquisitions or strategic partnerships; our failure to maintain or upgrade our operational platforms; our failure to reprocure our Medicare Recovery Audit Contractor program contract; our rebranding may not be successful; litigation, regulatory or dispute resolution proceedings, including claims or proceedings related to intellectual property infringements; our inability to expand our retail business; our inability to manage our relationships with information suppliers, software vendors or utility providers; fluctuation in our results of operations; changes in tax rules; risks associated with international operations; our inability to realize the book value of intangible assets; our success in attracting and retaining qualified employees and key personnel; and general economic, political and market forces and dislocations beyond our control; risks related to our substantial indebtedness and holding company structure; volatility in bank and capital markets; our status as a controlled company and as an emerging growth company; and provisions in our amended and restated certificate of incorporation. Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

The Company defines Adjusted EBITDA as net income (loss) before depreciation and amortization, impairment of intangible assets, interest expense, other non-operating (income) expense such as foreign currency translation, income tax expense (benefit), gain on discontinued operations, transaction-related expenses and other, stock-based compensation and loss on extinguishment of debt.  The Company defines Adjusted Net Income as net income adjusted for non-cash and other non-recurring items.

Management believes Adjusted EBITDA is useful because it provides meaningful supplemental information about our operating performance and facilitates period-to-period comparisons without regard to our financing methods, capital structure or other items that we believe are not indicative of our ongoing operating performance.  Management believes Adjusted Net Income is useful because it provides meaningful supplemental information about our operating performance and facilitates period-to-period comparisons without regard to non-cash expenses and other items that are one-time in nature.  In order to assure that all investors have access to similar data the Company has determined that it is appropriate to provide these non-GAAP financial measures.  Management believes we are enhancing investors’ understanding of our business and our results of operations, as well as assisting them in evaluating how well we are executing our strategic initiatives.  Adjusted EBITDA and Adjusted Net Income are intended as supplemental measures of our performance that is not required by, or presented in accordance with U.S. generally accepted accounting principles, or GAAP.  Adjusted EBITDA and Adjusted Net Income are not determined in accordance with GAAP, and should not be considered in isolation or as an alternative to net income, income from operations, net cash provided by operating, investing or financing activities or other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with GAAP.

Cotiviti Holdings, Inc.

Consolidated Balance Sheets

(In thousands)

	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$110,635	$149,365
Restricted cash	9,103	10,741
Accounts receivable, net of allowance for doubtful accounts of $851 and $1,053 at December 31, 2016 and 2015, respectively; and net of estimated allowance for refunds and appeals of $41,020 and $33,406 at December 31, 2016 and 2015, respectively	67,735	78,856
Prepaid expenses and other current assets	14,957	24,044
Total current assets	202,430	263,006
Property and equipment, net	67,640	57,452
Goodwill	1,196,024	1,197,044
Intangible assets, net	533,305	594,410
Other long-term assets	2,864	2,176
TOTAL ASSETS	$2,002,263	$2,114,088
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$18,000	$21,099
Customer deposits	9,103	10,741
Accounts payable and accrued other expenses	23,162	29,521
Accrued compensation costs	58,589	42,902
Estimated liability for refunds and appeals	62,539	67,775
Total current liabilities	171,393	172,038
Long-term liabilities:
Long-term debt	762,202	1,012,971
Other long-term liabilities	8,799	12,199
Deferred tax liabilities	120,533	129,284
Total long-term liabilities	891,534	1,154,454
Total liabilities	1,062,927	1,326,492
Commitments and contingencies
Stockholders' equity:
Common stock ($0.001 par value; 600,000,000 and 122,000,000 shares authorized, 90,748,740 and 77,237,711 issued, and 90,741,340 and 77,230,311 outstanding at December 31, 2016 and 2015, respectively)	91	77
Additional paid-in capital	911,582	807,419
Retained earnings (deficit)	33,917	(14,935)
Accumulated other comprehensive loss	(6,156)	(4,867)
Treasury stock, at cost (7,400 shares at December 31, 2016 and 2015)	(98)	(98)
Total stockholders' equity	939,336	787,596
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,002,263	$2,114,088

Cotiviti Holdings, Inc.

Consolidated Statements of Comprehensive Income

(Unaudited, in thousands except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net revenue	$167,912	$151,463	$625,162	$541,343
Cost of revenue (exclusive of depreciation and amortization, stated separately below):
Compensation	62,338	50,889	229,601	183,817
Other costs of revenue	4,836	6,171	22,167	20,800
Total cost of revenue	67,174	57,060	251,768	204,617
Selling, general and administrative expenses (exclusive of depreciation and amortization, stated separately below):
Compensation	22,341	18,216	97,123	70,802
Other selling, general and administrative expenses	15,409	21,520	59,561	65,943
Total selling, general and administrative expenses	37,750	39,736	156,684	136,745
Depreciation and amortization of property and equipment	5,287	3,425	20,151	12,695
Amortization of intangible assets	15,200	15,211	60,818	61,467
Transaction-related expenses	879	1,115	1,788	1,469
Impairment of intangible assets	—	—	—	27,826
Total operating expenses	126,290	116,547	491,209	444,819
Operating income	41,622	34,916	133,953	96,524
Other expense (income):
Interest expense	8,308	15,706	48,653	65,561
Loss on extinguishment of debt	—	—	16,417	4,084
Other non-operating (income) expense	(168)	(442)	(939)	(826)
Total other expense (income)	8,140	15,264	64,131	68,819

Income from continuing operations before income taxes	33,482	19,652	69,822	27,705
Income tax expense	8,190	10,469	20,970	14,401
Income from continuing operations	25,292	9,183	48,852	13,304
Gain on discontinued operations, net of tax	—	—	—	559
Net income	$25,292	$9,183	$48,852	$13,863
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(266)	617	(923)	(667)
Change in available-for-sale securities	—	3	—	3
Change in fair value of derivative instruments	249	284	(366)	(2,345)
Total other comprehensive (loss) income	(17)	904	(1,289)	(3,009)
Comprehensive income	$25,275	$10,087	$47,563	$10,854

Earnings per share from continuing operations:
Basic	$0.28	$0.12	$0.57	$0.17
Diluted	0.27	0.12	$0.55	$0.17
Earnings per share from discontinued operations:
Basic	$—	$—	$—	$0.01
Diluted	—	—	$—	$0.01
Total earnings per share:
Basic	$0.28	$0.12	$0.57	$0.18
Diluted	0.27	0.12	$0.55	$0.18

Cotiviti Holdings, Inc.

Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Year Ended
	December 31,
	2016	2015
Cash flows from operating activities:
Net income	$48,852	$13,863
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(7,735)	(11,832)
Depreciation and amortization	80,969	74,162
Stock-based compensation expense	22,954	3,399
Amortization of debt issuance costs	4,278	5,565
Accretion of asset retirement obligations	186	166
Loss on impairment of intangible assets	—	27,826
Loss on extinguishment of debt	16,417	4,084
Gain on discontinued operations	—	(900)
Changes in operating assets and liabilities:
Restricted cash	1,638	9,486
Accounts receivable	11,121	(18,641)
Other current assets	7,905	(12,265)
Other long-term assets	(688)	98
Customer deposits	(1,638)	(9,486)
Accrued compensation	15,687	263
Accounts payable and accrued other expenses	(4,821)	(14,831)
Estimated liability for refunds and appeals	(5,236)	(7,166)
Other long-term liabilities	109	(115)
Other	(827)	(522)
Net cash provided by operating activities	189,171	63,154
Cash flows from investing activities:
Expenditures for property and equipment	(35,213)	(22,982)
Other investing activities	1,181	401
Net cash used in investing activities	(34,032)	(22,581)
Cash flows from financing activities:
Net proceeds from issuance of common stock	226,963	—
Proceeds from exercise of stock options	4,243	210
Proceeds from issuance of debt	800,000	—
Dividends paid	(150,000)	—
Payment of debt issuance costs	(7,131)	(1,086)
Repayment of debt	(1,067,350)	(8,100)
Net cash used in financing activities	(193,275)	(8,976)
Effect of foreign exchanges on cash and cash equivalents	(594)	(844)
Net (decrease) increase in cash and cash equivalents	(38,730)	30,753
Cash and cash equivalents at beginning of period	149,365	118,612
Cash and cash equivalents at end of the period	$110,635	$149,365
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$25,359	$41,119
Cash paid for interest	43,227	60,238
Noncash investing activities (accrued property and equipment purchases)	8,163	12,949

Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended			Year Ended
	December 31,		Percent	December 31,		Percent
(unaudited, in thousands)	2016	2015	Change	2016	2015	Change
Net income	$25,292	$9,183	175%	$48,852	$13,863	252%
Adjustments to net income:
Depreciation and amortization	20,487	18,636	10%	80,969	74,162	9%
Impairment of intangible assets(a)	—	—	—	—	27,826	(100)%
Interest expense	8,308	15,706	(47)%	48,653	65,561	(26)%
Other non-operating (income) expense(b)	(168)	(442)	(62)%	(939)	(826)	14%
Income tax expense	8,190	10,469	(22)%	20,970	14,401	46%
Gain on discontinued operations, net of tax(c)	—	—	—	—	(559)	(100)%
Transaction-related expenses and other(d)	879	1,115	(21)%	1,788	1,469	22%
Stock-based compensation(e)	1,410	1,775	(21)%	22,954	3,399	575%
Loss on extinguishment of debt(f)	—	—	—	16,417	4,084	302%
Adjusted EBITDA	$64,398	$56,442	14%	$239,664	$203,380	18%
% of revenue	38.4%	37.3%		38.3%	37.6%

(a)	Represents an impairment during the quarter ended September 30, 2015 as a result of our rebranding and the related impact to our trademarks.
(b)	Represents other non‑operating (income) expense that consists primarily of gains and losses on transactions settled in foreign currencies. Income received for certain sub‑leases is included herein.
(c)

Represents payment on a $900 note receivable ($559 net of taxes) related to a  business that was disposed of in 2012. This note receivable had been reported in the loss on discontinued operations in 2012 upon the sale of that business. Since the date of sale, we had elected to fully reserve the note receivable as the collectability was determined to be uncertain.

(d)

Represents transaction‑related expenses that consist primarily of certain expenses associated with the preparation for our Initial Public Offering and other offering costs as well as certain corporate development activity.

(e)

Represents expense related to stock‑based compensation awards granted to certain employees, officers and non‑employee directors as long‑term incentive compensation. We recognize the related expense for these awards ratably over the vesting period. During the year ended December 31, 2016, performance awards vested resulting in stock compensation expense of $15,898.

(f)

Represents loss on extinguishment of debt that consists primarily of fees paid and write‑offs of unamortized debt issuance costs and original issue discount in connection with the repricing of our long‑term debt in 2015, the early repayment of a portion of our long-term debt in 2016 and the refinancing of our long-term debt in 2016.

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended			Year Ended
	December 31,		Percent	December 31,		Percent
(unaudited, in thousands)	2016	2015	Change	2016	2015	Change
Net income	$25,292	$9,183	175%	$48,852	$13,863	252%
Adjustments to net income:
Amortization of Acquired Intangible Assets - Non Tax Deductible	10,401	10,402	NM	41,607	42,187	(1)%
Amortization of Acquired Intangible Assets - Tax Deductible	4,799	4,809	NM	19,211	19,280	NM
Impairment of intangible assets(a)	—	—	—	—	27,826	(100)%
Loss on extinguishment of debt(b)	—	—	—	16,417	4,084	302%
Transaction-related expenses and other(c)	879	1,115	(21)%	1,788	1,469	22%
Stock-based compensation(d)	1,410	1,775	(21)%	22,954	3,399	575%
Gain on discontinued operations(e)	—	—	—	—	(900)	100%
Tax effect of above adjustments(f)	(1,624)	(2,634)	(38)%	(22,573)	(18,465)	22%
Tax benefit related to stock option exercises	(4,000)	—	NM	(4,000)	—	NM
Adjusted Net Income	$37,157	$24,650	51%	$124,256	$92,743	34%

Weighted average shares of common stock - Diluted (000s)	94,071	77,733		88,578	77,641

Adjusted Net Income per diluted share	$0.39	$0.32		$1.40	$1.19

(a)	Represents an impairment during the quarter ended September 30, 2015 as a result of our rebranding and the related impact to our trademarks.
(b)

Represents loss on extinguishment of debt that consists primarily of fees paid and write‑offs of unamortized debt issuance costs and original issue discount in connection with the repricing of our long‑term debt in 2015, the early repayment of a portion of our long-term debt in 2016 and the refinancing of our long-term debt in 2016.

(c)

Represents transaction‑related expenses that consist primarily of certain expenses associated with the preparation for our Initial Public Offering and other offering costs as well as certain corporate development activity.

(d)

Represents expense related to stock-based compensation awards granted to certain employees, officers and non‑employee directors as long‑term incentive compensation. We recognize the related expense for these awards ratably over the vesting period. During the year ended December 31, 2016, performance awards vested resulting in stock compensation expense of $15,898.

(e)

Represents payment on a $900 note receivable ($559 net of taxes) related to a  business that was disposed of in 2012. This note receivable had been reported in the loss on discontinued operations in 2012 upon the sale of that business. Since the date of sale, we had elected to fully reserve the note receivable as the collectability was determined to be uncertain.
(f)

This line represents the tax impact of the amortization of acquired intangible assets - tax deductible, a portion of impairment of intangible assets, loss on extinguishment of debt, a portion of transaction–related expenses and other, stock-based compensation and gain on discontinued operations. The tax rate assumed was 38% and 40% for the year ended December 31, 2016 and 2015, respectively.  The assumed tax rate decreased during the three months ended December 31, 2016 resulting in a lower tax effect for that period.

Adjusted EBITDA 2017 Guidance Reconciliation

(unaudited, in millions)

	2017 Guidance Range
	Low	High
Net income	$89	$95
Adjustments to net income (1)	177	177
Adjusted EBITDA	$266	$272

(1)

Adjustments to net income include depreciation and amortization, interest expense, other non-operating (income) expense, income tax expense and stock-based compensation. A 38% tax rate is assumed to approximate the Company's effective tax rate.

Investor and Media Contact:

Jennifer W. DiBerardino

Vice President, Investor Relations

203-642-0718

Investor.relations@cotiviti.com